UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 31, 2003

Digital Angel Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-15177	52-1233960
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 Villaume Avenue, South St. Paul, MN	55075
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (651) 455-1621

Not applicable.

(Former name or former address, if changed since last report.)

Item 5.                    Other Events and Regulation FD Disclosure.

On July 31, 2003, Digital Angel Corporation (the “Company”) entered into a Securities Purchase Agreement (“Purchase Agreement”) to sell securities to Laurus Master Fund, Ltd. (“Laurus”) in a private placement that is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder.

Under the Purchase Agreement, on July 31, 2003, the Company sold to Laurus a two-year Secured Convertible Note (the “Note”) in the original principal amount of $2,000,000 and a Common Stock Purchase Warrant (the “Warrant”) to purchase up to 125,000 shares of the Company’s common stock.  The Note is convertible, at Laurus’s option, into shares of the Company’s common stock at a per share price of $2.33.  However, Laurus is not entitled to convert the amount evidenced by the Note into a number of shares of common stock which would exceed the difference between the number of shares of common stock beneficially owned by Laurus and 4.99% of the outstanding shares of common stock of the Company.  The Note accrues interest at an annual rate equal to the prime rate plus 1.75% but shall not be less than 6% per annum.

Under the Warrant, Laurus has the right, for a period of five years from the date of such Warrant, to purchase a total of 125,000 shares of the Company’s common stock.  The per share exercise price of the Warrant is $2.68 for 75,000 shares subject to the Warrant, $2.91 for 35,000 shares, and $3.38 for 15,000 shares.

In connection with the Note, the Company and Laurus entered into a Security Agreement granting to Laurus a lien and security interest in the Company’s assets, which is subject to a lien and security interest held by Wells Fargo Business Credit, Inc.

Under the Registration Rights Agreement dated July 31, 2003 between the Company and Laurus, the Company is obligated to file a Registration Statement on Form S-3 within 30 days following the closing date and to cause such Registration Statement to become effective within 90 days following the closing date.  The Registration Statement covers the resale of the shares of common stock underlying the Note and the Warrant.

Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” which represent the Company’s expectations or belief, including, but not limited to, statements concerning industry performance and the Company’s operations, performance, financial condition, plans, growth and strategies.  Any statements contained in this Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “anticipate,” “intend,” “could,” “estimate” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.  These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the Company’s control, and actual results may differ materially depending on a variety of important factors many of which are beyond the control of the Company.

Item 7.                    Financial Statements, Pro Forma Financial Information and Exhibits

(c)           Exhibits.  The following exhibit is attached to this Current Report on Form 8-K:

Exhibit 99.1            Copy of Press Release of Digital Angel Corporation dated August 8, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2003	Digital Angel Corporation

	By	/s/ James P. Santelli
James P. Santelli
Vice President, Finance and Chief Financial Officer